Exhibit 1.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares, no par value, of Sibanye Gold Limited, a public company incorporated under the laws of South Africa, and (ii) that this Agreement may be included as Exhibit 1 to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 28, 2020.

GOLD ONE SOUTH AFRICA (PTY) LTD.

By:	/s/ Enos Josef Barnard
Name: Enos Josef Barnard
Title: Director

GOLD ONE SOUTH AFRICA SPV (RF) (PTY) LTD.

By:	/s/ Yin Linsheng
Name: Yin Linsheng
Title: Director

GOLD ONE NORTH LTD.

By:	/s/ Enos Josef Barnard
Name: Enos Josef Barnard
Title: Director

GOLD ONE GROUP LTD.

By:	/s/ Yuan Jiyu
Name: Yuan Jiyu
Title: Director

BAIYIN PRECIOUS METALS INVESTMENTS LTD.

By:	/s/ Yuan Jiyu
Name: Yuan Jiyu
Title: Director

BAIYIN NONFERROUS GROUP CO., LTD.

By:	/s/ Xie Chunsheng
Name: Xie Chunsheng
Title: Securities Affairs Representative

Baiyin International Investment Ltd.

By:	/s/ Lu Jiongjie
Name: Lu Jiongjie
Title: Director